                        FIDUCIARY CAPITAL PARTNERS, L.P.


                        STATEMENTS OF COMPUTATION OF NET
                         INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT


                                                For the Three Months                 For the Six Months
                                                    Ended June 30,                      Ended June 30,
                                             -----------------------------       -----------------------------
                                                2000              1999             2000              1999
                                             -----------       -----------       -----------       -----------

Net Investment Loss                          $   (94,218)      $    (8,528)      $  (163,305)      $   (46,712)

Percentage Allocable to Limited Partners             100%               99%              100%               99%
                                             -----------       -----------       -----------       -----------

Net Investment Loss Allocable
   to Limited Partners                       $   (94,218)      $    (8,443)      $  (163,305)      $   (46,245)
                                             ===========       ===========       ===========       ===========

Weighted Average Number of Limited
   Partnership Units Outstanding               1,026,273         1,109,694         1,026,273         1,109,694
                                             ===========       ===========       ===========       ===========

Net Investment Loss Per Limited
   Partnership Unit                          $      (.09)      $      (.01)      $      (.16)      $      (.04)
                                             ===========       ===========       ===========       ===========